UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41349	85-3475290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Glendale Drive, Suite A, Lead, South Dakota, United States 57754 (Address of principal executive offices) (Zip Code)

(605) 906-8363 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DC	NYSE American LLC
Warrants, each warrant exercisable for one share of the Registrant’s common stock at an exercise price of $2.08	DC.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 11, 2023, Dakota Gold Corp. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with OMF Fund IV SPV C LLC (“Orion”) pursuant to which the Company agreed to issue and sell to Orion, in a registered direct offering, 6,666,667 shares of common stock at an offering price per share of $2.55 for gross proceeds of $17 million (the “Offering”) pursuant to the Company’s effective shelf registration statement on Form S-3 (333-266155) filed with the Securities and Exchange Commission and declared effective on July 27, 2022, and a prospectus supplement thereto dated October 11, 2023.

The Subscription Agreement contains the terms of the Offering and typical representations and warranties from Orion to the Company and from the Company to Orion. The Subscription Agreement also includes terms pursuant to which Orion has agreed to provide a non-binding proposal for up to US$300 million of financing support to the Company for the purposes of financing the construction and development of the Company’s assets, following the satisfaction of certain milestones, or for the acquisition of new assets by the Company (the “Financing Support”). In connection with the Financing Support, Orion has been granted a right to match the terms of future financings of the Company (the “Matching Right”). Orion’s Matching Right does not include any equity or convertible debt offering conducted by the Company on a non-brokered basis or conducted by banks or brokers with aggregate proceeds of up to $200 million (of which no more than $50 million may be in the form of unsecured convertible debt), including equity issuances from the Company’s at-the-market offering program. Both the Financing Support and the Matching Right will expire on the earlier of (i) October 11, 2033, (ii) the date that is 24 months after the date the Company obtains all permits and planning approvals necessary for construction on one of its material properties, and (iii) the closing of a financing by the Company in the aggregate amount of at least $300 million, so long as the Company complied with its obligation to permit Orion to exercise its Matching Right.

Concurrent with the closing of the Offering, the Company and Orion will enter into a royalty agreement pursuant to which the Company will sell to Orion a 1% net smelter return royalty interest on certain properties held by the Company for total consideration of up to $1 million, with $75,000 to be paid at closing and the remaining $925,000 payable by Orion upon the achievement of certain development milestones.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Company is filing the opinion of its counsel, Davis Graham & Stubbs LLP, relating to the legality of the shares of Common Stock to be offered and sold pursuant to the Subscription Agreement, as Exhibit 5.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On October 12, 2023, the Company issued a press release regarding the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP.
10.1	Subscription Agreement, dated as of October 11, 2023.*
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
99.1	Press Release, dated as of October 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*            Certain exhibits and schedules to these exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer

Date: October 17, 2023